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                                                                    EXHIBIT 99.1



                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT is made and entered into as of May 28, 2004, by and among PivX Solutions, Inc., a Nevada corporation ("PARENT"), Threat Focus Merger Corp., a California corporation and wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY"), and Threat Focus, Inc., a California corporation (the "COMPANY").

         WHEREAS, the Company is in the business of developing security software and technology (the "BUSINESS"); and

         WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, and the Company have approved the merger of Merger Subsidiary with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                        THE MERGER; CONVERSION OF SHARES

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary will be merged with and into the Company in accordance with the provisions of the General Corporation Law of California (the "CGCL"), whereupon the separate corporate existence of Merger Subsidiary will cease, and the Company will continue as the surviving corporation (the "SURVIVING CORPORATION"). From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the CGCL.

         1.2 EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of California, Articles of Merger for the Merger, which Articles will be in the form required by and executed in accordance with the applicable provisions of the CGCL. The Merger will become effective at the time such filing is made or, if agreed to by Parent and the Company, such later time or date set forth in the Articles of Merger (the "EFFECTIVE TIME").

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         1.3 CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof, the closing of the Merger (the "CLOSING"), will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which will be no later than May __, 2004 (the "TERMINATION DATE"); provided, however, that all of the conditions provided for in Articles 5 and 6 hereof have been satisfied or waived by such date. The Closing will be held at the offices of Preston Gates & Ellis LLP, 1900 Main Street, Suite 600, Irvine, California 92614, or such other place as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties. Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

         1.4 CONVERSION OF SHARES. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger
Subsidiary:

                  (a) Each share of common stock of the Company, par value $.0001 per share ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (except for shares referred to in Section 1.4(b) hereof) will be converted into the right to receive
         0.1846123 shares of common stock of Parent, par value $.001 per share, as adjusted for any stock split, stock dividend and the like that may occur prior to the Effective Time ("PARENT COMMON STOCK"). The amount of Parent Common Stock into which each such share of Company Common Stock is converted is referred to herein as the "MERGER CONSIDERATION".

                  (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Merger Subsidiary, or any direct or indirect subsidiary of Parent or the Company will be canceled without payment of any consideration therefor and without any conversion thereof.

                  (c) Each share of any other class of capital stock of the Company (other than Company Common Stock) will be canceled without payment of any consideration therefor and without any conversion thereof.

                  (d) Each share of common stock of Merger Subsidiary, no par value ("MERGER SUBSIDIARY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation, par value $.001 per share ("SURVIVING CORPORATION COMMON Stock").

         1.5 EXCHANGE OF COMPANY COMMON STOCK.

                  (a) At the Closing, the Company will arrange for each holder of record (a "SHAREHOLDER") of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("COMPANY CERTIFICATES") to deliver to Parent such holder's Company Certificates, together with appropriate stock powers signed by such holders, in exchange for the number of whole shares of Parent Common Stock into which such shares have been converted as provided in Section 1.4(a) and the Company Certificate(s) so surrendered will be canceled.

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                  (b) All shares of Parent Common Stock issued upon the
         surrender or exchange of Company Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 1.5(d) hereof) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (c) As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock will cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the CGCL. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Parent Common Stock into which the shares of Company Common Stock have been converted pursuant to the Merger as provided in Section 1.4(a) hereof and the right to receive the cash value of any fraction of a share of Parent Common Stock as provided in Section 1.5(d) hereof.

                  (d) No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates, no dividend or other distribution of Parent will relate to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to Parent. If a fractional share results from such aggregation, then such fractional share will be rounded up to the nearest whole share and each holder of shares of Company Common Stock who otherwise would be entitled to receive such fractional share of Parent Common Stock will receive one whole share in lieu of such fractional share.

         1.6 EXCHANGE OF MERGER SUBSIDIARY COMMON STOCK. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Subsidiary Common Stock will be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Subsidiary Common Stock have been converted. Promptly after the Effective Time, the Surviving Corporation will issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which will be canceled.

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         1.7 CAPITALIZATION CHANGES. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock are changed into a different number of shares or a different class by reason of any reclassification, stock-split, combination, exchange of shares, stock dividend or similar change in the capitalization of Parent, all per-share price amounts and calculations set forth in this Agreement will be appropriately adjusted.

         1.8 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.9 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of the Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.10 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The pre-Closing officers and directors of the Company shall submit their written resignations from such offices effective as of the Effective Time. Prior to their resignations, the pre-Closing directors of the Company shall appoint Robert N. Shively to the board of directors of the Company effective as of the Effective Time.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent as follows:

         2.1 DISCLOSURE SCHEDULE. The disclosure schedule attached hereto as
EXHIBIT 2.1 (the "COMPANY DISCLOSURE SCHEDULE") is divided into sections that correspond to the sections of this Article 2. The Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

         2.2 CORPORATE ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. The Company Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business. The Company has delivered to Parent complete and correct copies of the Company's articles of incorporation and bylaws. The Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

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         2.3 CAPITALIZATION. The authorized capital stock of the Company is set forth in the Company Disclosure Schedule. The number of shares of the capital stock of the Company outstanding, as of the date of this Agreement and as set forth in the Company Disclosure Schedule, represent all of the issued and outstanding capital stock of the Company. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. There are no shares of capital stock or other equity securities of the Company outstanding or any securities convertible into or exchangeable for such shares, securities or rights. Other than as set forth on the Company Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital stock of the Company, including any right of conversion or exchange under any security or other instrument.

         2.4 AUTHORIZATION, ETC. The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and is the valid and binding legal obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

         2.5 NON-CONTRAVENTION. Except as set forth in the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

                  (a) violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of the Company;

                  (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party or by which the Company or any of the Company's properties or assets is or may be bound;

                  (c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("ENCUMBRANCES") upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment to which the Company is a party or by which the Company or any of the Company's assets or properties are bound; or

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                  (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters known to the Company to be applicable to the Company or its business or assets (referred to herein individually as a "LAW" and collectively as "LAWS") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an "AUTHORITY" and collectively as "AUTHORITIES").

         2.6 CONSENTS AND APPROVALS. Except as set forth in the Company Disclosure Schedule, with respect to the Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("CONSENT") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein.

         2.7 FINANCIAL STATEMENTS. The Company Disclosure Schedule contains a copy of the balance sheet of the Company as of March 31, 2004 (the "BALANCE SHEET") and a statement of income for the Company for the twelve (12) months ended December 31, 2003, and for the three (3) months ended March 31, 2004 (collectively, the "INCOME STATEMENTS") (collectively, the "FINANCIAL STATEMENTS"). Except as disclosed therein or in the Company Disclosure Schedule, the aforesaid Financial Statements: (i) are in accordance with the books and records of the Company and have been prepared in conformity with good accounting practices (except as stated therein or in the notes thereto); and (ii) are true, complete and accurate in all material respects and fairly present the financial position of the Company as of the date thereof, and the income or loss for the period then ended, except that the Balance Sheet and the Income Statements do not contain all required footnotes and are subject to normal year-end adjustments.

         2.8 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any material liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "LIABILITY" and collectively as "LIABILITIES"), other than: (a) Liabilities that are fully reflected or reserved for in the Balance Sheet; (b) Liabilities that are set forth on the Company Disclosure Schedule; (c) Liabilities incurred by the Company in the ordinary course of business after the date of the Balance Sheet and consistent with past practice and in an amount not to exceed $5,000 individually or in the aggregate (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law) unless such amounts are disclosed on the Company Disclosure Schedule; or (d) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 2.15 of the Company Disclosure Schedule (other than any express executory obligations that might arise due to any default or other failure of performance by the Company prior to the Closing Date).

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         2.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Company
Disclosure Schedule, since the date of the Balance Sheet, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

                  (a) the Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                  (b) the Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Company; and

                  (c) no event has taken place which if consummated following the date hereof would constitute a violation of Section 4.2 hereof.

         2.10 ASSETS. Except as set forth in the Company Disclosure Schedule, the Company has good and marketable title to all of its assets and properties, whether or not reflected in the Balance Sheet or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for the Company to conduct its business and operations as currently conducted (collectively, the "ASSETS"), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a "LIEN"), other than (i) liens securing specific Liabilities shown on the Balance Sheet with respect to which no breach, violation or default exists;
(ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Company as currently conducted; and
(iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings ("PERMITTED LIENS"). The Company has full right and power to, and at the Closing will, deliver to Parent good and marketable title to all of the Assets, free and clear of any Lien, other than Permitted Liens.

         2.11 RECEIVABLES AND PAYABLES.

                  (a) Except as set forth on the Company Disclosure Schedule, all accounts receivable of the Company represent sales in the ordinary course of business and are current and, to the Company's knowledge, collectible net of any reserves shown on the Balance Sheet and none of such receivables is subject to any Lien other than a Permitted Lien.

                  (b) The Company Disclosure Schedule contains a true and complete list of the names, addresses and telephone numbers of all current clients of the Company. Except as otherwise set forth in the Company Disclosure Schedule, since January 1, 2003, there has not been any dispute with any client of the Company or any set of circumstances, either of which is reasonably anticipated to have a materially adverse effect on the relationship between the Company and any its clients or on the revenue or profitability expected from any clients of the Company.

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(c)               Except as set forth on the Company Disclosure Schedule, all payables by the Company arose in bona fide transactions in the ordinary course of business and no such payable is delinquent by more than sixty (60) days beyond the due date in its payment.

         2.12 INTELLECTUAL PROPERTY RIGHTS. The Company owns or has the unrestricted right to use, and the Company Disclosure Schedule contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, internet domain names, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, "INTELLECTUAL PROPERTY RIGHTS") used in, or necessary for, the operation of its business as currently conducted or proposed to be conducted. Except as set forth on the Company Disclosure Schedule, the use of all intellectual property rights does not infringe or violate the intellectual property rights of any person or entity. Except as described on the Company Disclosure Schedule: (a) the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) the Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights except such rights as are granted to the Company's customers pursuant to its ordinary course customer contracts; and (c) the Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances. All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of the Company or, to the knowledge of the Company, any other party thereto.

         2.13 LITIGATION. Except as set forth in the Company Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Company, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

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         2.14 BANK ACCOUNTS; POWERS OF ATTORNEY. The Company Disclosure Schedule
sets forth: (a) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the account numbers and names of all persons authorized to draw thereon or make withdrawals therefrom; (b) the terms and conditions thereof and any limitations or restrictions as to use, withdrawal or otherwise; and (c) the names of all persons or entities holding general or special powers of attorney from the Company and a summary of the terms thereof.

         2.15 CONTRACTS AND COMMITMENTS; NO DEFAULT.

                  (a) Except as set forth in the Company Disclosure Schedule, the Company is not a party to, nor are any of the Company Assets bound by, any written or oral:

                           (i) employment, non-competition, consulting or
                  severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

                           (ii) indenture, mortgage, note, installment
                  obligation, agreement or other instrument relating to the borrowing of money by the Company;

                           (iii) contract, agreement, lease (real or personal
                  property) or arrangement that (A) is not terminable on less than 30 days' notice without penalty, (B) is not over one year in length of obligation of the Company, or (C) involves an obligation of more than $5,000 over its term;

                           (iv) contract, agreement, commitment or license
                  relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this
                  Section 2.15;

                           (v) obligation or requirement to provide funds to or
                  make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                           (vi) outstanding sales or purchase contracts,
                  commitments or proposals that are expected to result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit; or

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                           (vii) contract, commitment, agreement or arrangement
                  with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under
                  Section 280G of the Code.

                  (b) True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.15 (the "COMPANY CONTRACTS") have been provided to Parent for review. Except as set forth in the Company Disclosure Schedule, all of the Company Contracts items are valid and enforceable by and, to the Company's knowledge, against the Company in accordance with their terms, and are in full force and effect. Except as otherwise specified in the Company Disclosure Schedule, none of the Company Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. The Company is not in material breach, violation or default, however defined, in the performance of any of its obligations under any of the Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Company, no other parties thereto are in a material breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof. None of the Company Contracts is subject to renegotiation with any Authority.

         2.16 COMPLIANCE WITH LAW; PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in the Company Disclosure Schedule, the Assets, properties, business and operations of the Company are and have been in compliance in all respects with all Laws applicable to the Company's assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. Except as set forth in the Company Disclosure Schedule, the Company does not require the Consent of any Authority to permit it to operate in the manner in which its business is presently being operated. The Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent the Company from being able to continue to use such permits and operating rights. Except as set forth in the Company Disclosure Schedule, the Company is not restricted by agreement from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person or entity. The Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

         2.17 BROKERS. Neither the Company nor, to the knowledge of the Company, any of the shareholders of the Company, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company for any such fee or commission to be claimed by any person or entity.

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         2.18 ISSUANCE OF PARENT COMMON STOCK. To the Company's knowledge, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of Parent Common Stock pursuant to the Merger to fail to meet the exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D under of the Securities Act.

         2.19 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other material records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

         2.20 BUSINESS GENERALLY; ACCURACY OF INFORMATION. No representation or warranty made by the Company in this Agreement, the Company Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of the Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. To the knowledge of the Company, there is no material fact as of the date hereof that has not been disclosed in writing to Parent related to the Company, its operations, properties, financial condition or prospects, taken as a whole, that has, or could reasonably be expected to have, a Material Adverse Effect on the Company. The representations and warranties contained in this Article 2 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that Parent or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                              AND MERGER SUBSIDIARY

         Parent and the Merger Subsidiary represent and warrant to the Company as follows:

         3.1 DISCLOSURE SCHEDULE. The disclosure schedule attached hereto as
EXHIBIT 3.1 (the "PARENT DISCLOSURE SCHEDULE") is divided into sections that correspond to the sections of this Article 3. The Parent Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

         3.2 CORPORATE ORGANIZATION, ETC. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Parent and Merger Subsidiary each have the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Parent or Merger Subsidiary. The Parent Disclosure Schedule contains a list of all jurisdictions in which Parent and Merger Subsidiary are qualified or licensed to do business. Parent has delivered to the Company complete and correct copies of Parent's articles of incorporation and bylaws and Merger Subsidiary's articles of incorporation. Merger Subsidiary has not conducted any activities other than in connection with the organization of Merger Subsidiary, the negotiation and execution of this Agreement and consummation of the transactions contemplated hereby.

         3.3 CAPITALIZATION. The authorized capital stock of Parent is set forth in the Parent Disclosure Schedule. The number of shares of the capital stock of Parent outstanding, as of the date of this Agreement and as set forth in the Parent Disclosure Schedule, represent all of the issued and outstanding capital stock of Parent. All issued and outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. There are no shares of capital stock or other equity securities of Parent outstanding or any securities convertible into or exchangeable for such shares, securities or rights. Other than as set forth on the Parent Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Parent is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital stock of Parent, including any right of conversion or exchange under any security or other instrument. The authorized capital stock of Merger Subsidiary is 1,000 shares of common stock, all of which are owned by Parent.

         3.4 AUTHORIZATION. Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

         3.5 NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents will have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of Parent or the Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective assets or properties is or may be bound; or (iii) violate any Law of any Authority.

         3.6 CONSENTS AND APPROVALS. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent.

         3.7 VALID ISSUANCE. Parent Common Stock to be used in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

         3.8 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 2003 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "PARENT SEC DOCUMENTS"). All Parent SEC Documents have been filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):
         (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements contained in the 10-QSB for the three months ended March 31, 2004 filed by Parent: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

         3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Parent does not have any Liabilities other than: (a) Liabilities that are fully reflected or reserved for in the Parent SEC Documents; (b) Liabilities that are set forth on the Parent Disclosure Schedule; (c) Liabilities incurred by Parent in the ordinary course of business after the date of the most recent 10-QSB filed by Parent and consistent with past practice and in an amount not to exceed $25,000 individually or in the aggregate (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law) unless such amounts are disclosed on the Parent Disclosure Schedule; or (d) Liabilities for express executory obligations to be performed after the Closing under any contracts to which Parent or any of its subsidiaries is a party.

         3.10 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Parent Disclosure Schedule, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

                  (a) Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on Parent;

                  (b) Parent has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or
         (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on Parent.

         3.11 LITIGATION. Except as disclosed in the Parent Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Parent or Merger Subsidiary, threatened or contemplated by or against or involving Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         3.12 CONTRACTS AND COMMITMENTS; NO DEFAULT. Parent is not a party to, nor are any of its Assets bound by, any material contract (a "PARENT CONTRACT") that is not disclosed in the Parent SEC Documents and that is or will be required to be disclosed in the Parent SEC Documents pursuant to Item 601(b)(10) of Regulation S-K (or the equivalent provision of Regulation S-B). Except as disclosed in the Parent SEC Documents, none of the Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof. None of Parent Contracts is subject to renegotiation with any Authority.

         3.13 NO BROKER OR FINDER. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         3.14 BUSINESS GENERALLY; ACCURACY OF INFORMATION. No representation or warranty made by Parent or Merger Subsidiary in this Agreement, the Parent Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to the Company at the Closing by or on behalf of Parent in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. To the knowledge of Parent, there is no material fact as of the date hereof that has not been disclosed in writing to the Company related to Parent or Merger Subsidiary, their operations, properties, financial condition or prospects, taken as a whole, that has, or could reasonably be expected to have, a Material Adverse Effect on Parent or Merger Subsidiary. The representations and warranties contained in this Article 3 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that the Company or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

                                    ARTICLE 4
                            COVENANTS OF THE PARTIES

         4.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company will conduct its business and operations according to its ordinary and usual course of business consistent with past practices with the intent of preserving substantially intact its business organizations and preserving its current relationships with customers, employees, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on the Company Disclosure Schedule, prior to the Closing Date, without the prior written consent of Parent, the Company will not:

                  (a) amend its articles of incorporation or bylaws;

                  (b) issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

                  (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                  (d) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

                  (e) (i) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) except in connection with any written arrangement approved by Parent, commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

                  (f) hire any additional personnel;

                  (g) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, would have a Material Adverse Effect on the Company;

                  (h) pay, discharge or satisfy' any Liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

                  (i) sell, transfer, or otherwise dispose of any of its Assets or license to other the use of any of its technology, other than in the ordinary course of business and consistent with past practice;

                  (j) permit or allow any of its Assets to be subjected to any Encumbrance, except for Permitted Liens;

                  (k) write down the value of any inventory or write off as uncollectible any receivables, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

                  (l) cancel any debts or waive any claims or rights, in each case, of substantial value;

                  (m) dispose of or permit to lapse any Intellectual Property Rights, or dispose of or disclose (except as necessary in the conduct of its business) to any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity ("Person") other than representatives of Parent, any Intellectual Property Rights not theretofore a matter of public knowledge;

                  (n) make or enter into any commitment for capital expenditures in excess of $5,000 in any one case;

                  (o) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

                  (p) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment identified in Section
         2.15 of the Company Disclosure Schedule, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such items, except in the ordinary course of business and consistent with past practice;

                  (q) acquire any of the business or assets of any other person or entity;

                  (r) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

                  (s) suffer any adverse change in its relationship with a material customer, including the loss of any such customer or a contract with such customer;

                  (t) enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

                  (u) settle or compromise any suit, claim or dispute or threatened suit, claim or dispute; and

                  (v) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

         4.2 NO COMPANY SOLICITATION OF ALTERNATE TRANSACTION. Until the Termination Date, the Company, the Company's directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents will not, directly or indirectly, solicit, initiate or entertain offers from, or participate in any way in negotiations with, provide any nonpublic information to, enter into any agreement with, or in any manner encourage, discuss, accept or consider any proposal of, any third party relating to the acquisition of the Company, its assets or business, in whole or in part, whether through a tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of the Company's securities, liquidation, dissolution or similar transactions involving the Company or any division of the Company (such proposals, announcements or transactions being called herein "ACQUISITION PROPOSALS"). Until the Termination Date, the Company will promptly inform Parent of any inquiry (including the terms thereof and the identity of the third party making such inquiry) that it may receive in respect of an Acquisition Proposal and furnish to Parent a copy of any such written inquiry, unless the Company believes that furnishing a copy would violate any confidentiality agreements to which the Company is a party as of the date of this Agreement.

         4.3 NO PARENT SOLICITATION OF ALTERNATE TRANSACTION. Until the Termination Date, Parent, Parent's directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents will not, directly or indirectly, solicit, initiate or entertain offers from, or participate in any way in negotiations with, provide any nonpublic information to, enter into any agreement with, or in any manner encourage, discuss, accept or consider any proposal of, any third party relating to the acquisition of any security software or consulting business (a "COMPETITOR BUSINESS") or its assets in whole or in part, whether through a tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of the securities, liquidation, dissolution or similar transactions involving a Competitor Business. Until the Termination Date, Parent will promptly inform the Company of any inquiry (including the terms thereof and the identity of the third party making such inquiry) that it may receive in respect of an Acquisition Proposal and furnish to the Company a copy of any such written inquiry, unless Parent believes that furnishing a copy would violate any confidentiality agreements to which Parent is a party as of the date of this Agreement.

         4.4 FULL ACCESS TO PARENT. Throughout the period prior to Closing, the Company will afford to Parent and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the Company in order that Parent may have full opportunity to make such investigations as it will desire to make of the affairs of the Company. The Company will furnish such additional financial and operating data and other information as Parent will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; PROVIDED, HOWEVER, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company herein.

         4.5 CONFIDENTIALITY. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("INFORMATION") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "DISCLOSE"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information. The term "INFORMATION" as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party;
(iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

         4.6 FILINGS; CONSENTS; REMOVAL OF OBJECTIONS; TAX STATUS. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby. Parent and the Company intend that the Merger will qualify as a "reorganization" within the meaning of Section 368 (a) of the Code. Each of Parent, Merger Subsidiary and the Company shall use reasonable efforts to cause the Merger to so qualify.

         4.7 FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

                  (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, the Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

                  (b) The Company and Parent will work together to promptly develop plans for the management of the business after the Closing, including without limitation plans relating productivity, marketing, operations and improvements, and the Company and Parent will work together to provide for the implementation of such plans as soon as practicable after the Closing.

                  (c) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 4.

         4.8 SUPPLEMENTS TO COMPANY DISCLOSURE SCHEDULE. Prior to the Closing, the Company will supplement or amend the Company Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or which is necessary to correct any information in the Company Disclosure Schedule or in any representation and warranty of the Company which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of the Company contained in Article 2 hereof in order to determine the fulfillment of the conditions set forth herein, the Company Disclosure Schedule will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Company Disclosure Schedule.

         4.9 SUPPLEMENTS TO PARENT DISCLOSURE SCHEDULE. Prior to the Closing, Parent will supplement or amend the Parent Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Parent Disclosure Schedule or which is necessary to correct any information in the Parent Disclosure Schedule or in any representation and warranty of Parent or Merger Subsidiary which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of Parent and Merger Subsidiary contained in Article 3 hereof in order to determine the fulfillment of the conditions set forth herein, the Parent Disclosure Schedule will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Parent Disclosure Schedule.

         4.10 PUBLIC ANNOUNCEMENTS. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

         4.11 SATISFACTION OF CONDITIONS PRECEDENT. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         4.12 REGISTRATION RIGHTS. If at any time prior to one (1) year from the Effective Date, Parent shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than
(i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, Parent will:

                  (a) promptly give to each recipient of Parent Common Stock in the Merger ("Registrable Securities") or transferee thereof (a "Holder") written notice thereof; and

                  (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities held by such Holder, specified in a written request or requests, made within twenty (20) days after receipt of such written notice from Parent, by any Holder; PROVIDED THAT such Holder agrees in writing to limit its resale of such Registrable Securities in accordance with the volume limitations set forth in Rule 144(e) of the Securities Act if and when such Holder elects to sell such Registrable Securities following registration (the "RESALE LIMITATION"). In order to effect the Resale Limitation, Parent may, at its election, place a legend on any certificate representing such Registrable Securities and provide appropriate instructions to its transfer agent.

         If the registration of which Parent gives notice is for a registered public offering involving an underwriting, Parent shall so advise the Holders as a part of the written notice of the registration. In such event the right of any Holder to registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Parent and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Parent. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may, in its sole disrection, limit or exclude altogether the Registrable Securities or other securities to be included in such registration. In such case, Parent shall so advise all Holders that the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, Parent may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Parent and the managing underwriter. In the event of any such withdrawal, the participating Holders may increase their participation pro rata up to the amount equal to the withdrawn securities. Holder hereby acknowledges that investors who have purchased, or may purchase in the future, Parent's securities in private placement financings for cash may have or may be granted registration rights that are senior to such Holder's rights set forth in Article 4 of this Agreement.

         4.13 EXPENSES OF REGISTRATION. All registration expenses, excluding underwriting discounts and sales expenses, incurred in connection with any registration shall be borne by Parent. All underwriting and sales expenses relating to securities registered on behalf of a Holder, including but not limited to attorney's fees for special counsel, shall be borne by the Holder.

         4.14 REGISTRATION PROCEDURES. Holder hereby acknowledges that Parent may abandon a registration at any time in its sole discretion. In the case of each registration, qualification or compliance effected by Parent, Parent will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense Parent will:

                  (a) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (b) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (c) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as soon as practicable thereafter, prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

                  (d) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Parent are then listed.

                  (e) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (f) Use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of any registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Act.

         4.15 INDEMNIFICATION.

                  (a) Parent will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article 4, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of any federal, state or common law rule or regulation applicable to Parent in connection with any such registration, qualification or compliance, and Parent will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein; or (ii) for any settlement entered into by an Indemnified Party (as defined below) without Parent's prior written consent.

                  (b) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided, however, that the Indemnifying Party shall bear the expense of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder unless the failure to give such notice is materially prejudicial to an

         Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         4.16 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to Parent such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance.

         4.17 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of Parent, Parent agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, for so long as Parent remains subject to the reporting requirements of the Securities Act or the Exchange Act.

                  (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

                  (c) So long as a Holder owns any Registrable Securities that are "restricted securities" under Rule 144 under the Act, to furnish to the Holder forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144, and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

                                    ARTICLE 5
                     CONDITIONS TO THE OBLIGATIONS OF PARENT
                              AND MERGER SUBSIDIARY

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in this Agreement, including without limitation in the Company Disclosure Schedule initially delivered to Parent as
Exhibit 2.1 (and not including any changes or additions delivered to Parent pursuant to Section 4.8), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         5.2 PERFORMANCE. The Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

         5.3 REQUIRED APPROVALS AND CONSENTS.

                  (a) All action required by law and otherwise to be taken by the shareholders of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

                  (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

         5.4 AGREEMENTS AND DOCUMENTS. Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

                  (a) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7 have been duly satisfied;

                  (b) an investor representation letter and waiver of dissenters or appraisal rights in the form of Exhibit 5.4(b) executed by each holder of capital stock of the Company immediately prior to the Effective Time;

                  (c) a non-competition and confidentiality agreement in the Form attached hereto as EXHIBIT 5.4(c) (the "CONFIDENTIALITY AGREEMENT") executed and delivered by each of the Principal Shareholders; and

                  (d) a proprietary information and intellectual property agreement in the Form attached hereto as Exhibit 5.4(d) executed and delivered by each of the employees listed on EXHIBIT 6.8.

         5.5 ADVERSE CHANGES. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of the Company since March 31, 2004.

         5.6 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

         5.7 LEGISLATION. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

         5.8 APPROPRIATE DOCUMENTATION. Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request.

                                    ARTICLE 6
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

         Notwithstanding anything in this Agreement to the contrary, the obligation of the Company and the Principal Shareholders to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Parent and Merger Subsidiary contained in this Agreement, including without limitation in the Parent Disclosure Schedule initially delivered to the Company as Exhibit 3.1 (and not including any changes or additions delivered to Parent pursuant to Section 4.9), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         6.2 PERFORMANCE. Parent and Merger Subsidiary will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent or Merger Subsidiary at or prior to the Closing.

         6.3 REQUIRED APPROVALS AND CONSENTS.

                  (a) All action required by law and otherwise to be taken by the shareholder of Merger Subsidiary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

                  (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

         6.4 OFFICER'S CERTIFICATE. The Company will have received a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6 and 6.7 have been duly satisfied.

         6.5 ADVERSE CHANGES. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Parent or Merger Subsidiary since March 31, 2004.

         6.6 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

         6.7 LEGISLATION. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

         6.8 EMPLOYMENT AND CONSULTING. Parent shall have entered into employment offer letters or consulting agreements with the employees of or consultants to Company shown on EXHIBIT 6.8. The compensation level, including cash and stock options, for each such individual will be as set forth on EXHIBIT 6.8.

                                    ARTICLE 7
                           TERMINATION AND ABANDONMENT

         7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the written consent of the Company and Parent.

         7.2 TERMINATION BY EITHER THE COMPANY OR PARENT. This Agreement may be terminated by either the Company or Parent if the Closing is not consummated by the Termination Date (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

         7.3 TERMINATION BY PARENT. This Agreement may be terminated at any time prior to the Closing by Parent if any of the conditions provided for in Article 5 have not been met or waived by Parent in writing prior to the Closing.

         7.4 TERMINATION BY THE COMPANY. This Agreement may be terminated prior to the Closing by action of the Company if any of the conditions provided for in
Article 6 have not been met or waived by the Company in writing prior to the Closing.

         7.5 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or Parent pursuant to this Article 7, written notice thereof will be given to all other parties and this Agreement will terminate (except to the extent provided in Section 8.1 hereof) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) Each of the parties will, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof, and except for such representations, warranties and covenants that will survive termination of this Agreement pursuant to Section 8.1; and

                  (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                                    ARTICLE 8
                          SURVIVAL AND INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INVESTIGATION. The representations, warranties and covenants of the Company set forth in Sections 2.1 through 2.6, 2.8, 2.11(b), 2.12 and 2.15, and the representations , warranties and covenants of Parent and Merger Subsidiary set forth in Sections 3.1 through 3.7, and 3.9 through 3.12 (collectively, the "SURVIVING REPRESENTATIONS") will survive the Closing for a period of six (6) months thereafter. All other representations, warranties and covenants of each of the parties hereto will expire as of Closing. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants, and obligations. The termination of representations, warranties and covenants set forth in this Section 8.1 shall not apply to or adversely affect any collateral agreements entered into by the parties, including but not limited to, the Confidentiality Agreement.

         8.2 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS. Subject to the limitations set forth herein, Kevin Nelson, Mark Remington and Stewart Leicester (the "PRINCIPAL SHAREHOLDERS") and the Company, jointly and severally, agree to indemnify Parent and the Merger Subsidiary and each of their respective shareholders, officers, directors, employees and agents (collectively, the "PARENT INDEMNITEES") from and against any and all losses, liabilities, obligations, demands, judgments, settlements, damages, or expenses (including, but not limited to, interest, penalties, fees, and reasonable professional fees and expenses) and against all claims in respect thereof (including, without limitation, amounts paid 'in settlement and costs of investigation) or diminution in value, whether or not involving a third-party claim (referred to in this Article 8 collectively as "LOSSES" or individually as a "LOSS") that any of the Parent Indemnitees may incur, directly or indirectly, as a result from or in connection with any untrue representation or breach of warranty by the Company in any of the Surviving Representations included in this Agreement. The Principal Shareholders acknowledge that if a representation or warranty that is qualified by materiality (including a Material Adverse Effect) is breached after giving effect to such materiality qualification then the Losses incurred by Parent resulting from such breach will include all Losses resulting from a breach of such representation or warranty and not solely the portion of such Losses in excess of such materiality qualifier. The Principal Shareholders further acknowledge that upon the Closing, the Company will cease to have any indemnification obligations pursuant to this Section 8.2 and that the Principal Shareholders will bear such obligations and will have no right of contribution from the Company with respect to their indemnification obligations.

         8.3 INDEMNIFICATION BY PARENT. Subject to the limitations set forth herein, Parent agrees to indemnify, defend and hold the Principal Shareholders harmless from and against any and all Loss or Losses that any of the Shareholders may incur, directly or indirectly, as a result of or in connection with any untrue representation of, or breach of warranty by, Parent in any of the Surviving Representations of Parent.

         8.4 LIMITATIONS ON INDEMNIFICATION.

                  (a) The aggregate indemnification obligations of the Company, the Principal Shareholders and Parent for indemnification under this
         Article 8 will be limited to $500,000. In addition, no party hereto will be entitled to indemnification under this Article 8 unless such party has incurred Losses in excess of $100,000 in the aggregate, in which case such Indemnified Party (as defined below) will be entitled to indemnification for any and all Losses in accordance with this
         Article 8.

                  (b) Notwithstanding anything to the contrary herein, the Principal Shareholders' obligation on the one hand, and Parent's obligation on the other, to satisfy any indemnification claims hereunder (including, without limitation, the obligation to cover professional fees and expenses incurred by the Indemnified Party (as defined below)) will be: (a) in the case of the Principal Shareholders' obligations, limited to the return of the Parent Common Stock received by each Principal Shareholder or, if the Principal Shareholder has sold or otherwise transferred such shares, the payment of an equivalent amount of money, calculated as provided herein; and (b) in the case of Parent's indemnification obligations, issuance of additional shares of Parent Common Stock, but in all events subject to the aggregate cap on indemnification obligations of $500,000 set forth in subsection (a) above. The procedure for satisfying an indemnification claim will be as follows:

                           (i) The amount of the indemnification obligation will
                  be established, whether by litigation, arbitration or otherwise, and reduced to a final amount owed by the Indemnifying Party to the Indemnified Party.

                           (ii) For claims against the Principal Shareholders,
                  after the indemnification obligation has been established for all Principal Shareholders (including the amount of any defense fees incurred by Parent), each Principal Shareholder's portion of the obligation will be calculated by multiplying the overall obligation by the relative percentage of Parent Common Stock received in the Merger by each Principal Shareholder. Each Principal Shareholder may satisfy his indemnification obligation at his option by paying his individual indemnification obligation to Parent in cash or by surrendering to Parent a number of shares of Parent Common Stock with an aggregate Fair Market Value (as defined below) equal to the amount necessary to satisfy such indemnification obligation. If a Principal Shareholder has sold or otherwise transferred his shares of Parent Common Stock, he will be obligated to satisfy his indemnification obligation by paying cash to Parent. If a Principal Shareholder elects to surrender Parent Common Stock to satisfy an indemnification obligation, and he surrenders all such stock he received in the Merger but it is not of sufficient value to cover his indemnification obligation, he nonetheless will be deemed to have satisfied such obligation and will not owe any deficiency.

                           (iii) For claims against Parent, notwithstanding
                  anything to the contrary herein, Parent, in its sole discretion and subject to applicable securities laws, may satisfy all or any portion of an obligation resulting from any indemnification claims arising hereunder (including, without limitation, the obligation to cover professional fees and expenses incurred by the Principal Shareholders) in cash or through the issuance of its common stock to the Principal Shareholders with an aggregate Fair Market Value equal to the amount necessary to satisfy such obligation.

                           (iv) For purposes of this Section 8.4, "Fair Market
                  Value" shall mean seventy-five percent (75%) of the average closing price of Parent's common stock as reported on the OTC bulletin board or such other national securities exchange or quotation system as the case may be for the five (5) trading days immediately preceding the date on which such indemnification obligation becomes final.

         8.5 CLAIMS FOR INDEMNIFICATION.

                  (a) GENERAL. The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "INDEMNIFIED PARTY"). Whenever any claim arises for indemnification hereunder the Indemnified Party will promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby.

                  (b) CLAIMS BY THIRD PARTIES. With respect to claims made by third parties, the Indemnifying Party will be entitled, but not required, to assume control of the defense of such action or claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that:

                           (i) the Indemnified Party will be entitled to
                  participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and will do so if the Indemnifying Party elects not to;

                           (ii) no Indemnifying Party will consent to (A) the
                  entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim or (B) if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could materially interfere with the business, operations or assets of the Indemnified Party; and

                           (iii) if the Indemnifying Party does not assume
                  control of the defense of such claim in accordance with the foregoing provisions within three days after receipt of notice of the claim, the Indemnified Party will defend such claim in such manner as it may deem appropriate at its cost and expense, and the Indemnifying Party will promptly reimburse the Indemnified Party therefore at the time required by and in accordance with the limits in Section 8.4, provided that the Indemnified Party will not be entitled to consent to the entry of any judgment or enter into any settlement of such claim that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnifying Party of a release from all liability in respect of such claim without the prior written consent of the Indemnifying Party if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnifying Party or such judgment or settlement could materially interfere with the business, operations or assets of the Indemnifying Party.

                  (c) REMEDIES EXCLUSIVE. The remedies provided herein for a valid indemnification claim made pursuant to this Article 8 will be exclusive and no party hereto will assert any rights or seek any other remedies against any other party hereto for the transactions contemplated by this Agreement except pursuant to this Article 8. The Principal Shareholders hereby agree that they will not make any claim for indemnification against Parent or the Company by reason of the fact that any such Principal Shareholder was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Parent against such Principal Shareholders (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law, or otherwise).

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 EXPENSES. Parent and the Company (including the Principal Shareholders) will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

         9.2 AMENDMENT AND MODIFICATION. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time with respect to any of the terms contained herein; PROVIDED, HOWEVER, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

         9.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

         9.4 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

         9.5 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other parties hereto in writing in accordance with this subsection.

     If to the Company or any Principal
     Shareholder prior to the Merger:       With a copy to:

     Threat Focus, Inc.                     Pillsbury Winthrop LLP
     13861 Newport Avenue, #8, Suite 320    650 Town Center Drive, Seventh Floor
     Tustin, California 92780               Costa Mesa, California 92626
     Attn: Mark Remington                   Attn: Ethan Feffer
     Fax: (949) 271-9167                    Fax: (714) 436-2800

or to such other person or address as either the Company or the Principal Shareholders will furnish to the other parties hereto in writing in accordance with this subsection.

         If to any Principal Shareholder following the Merger, to the address set forth in the investor representation letter executed and delivered by such Principal Shareholder pursuant to Section 5.4(b) hereto.

     If to Parent or Merger Subsidiary:     With a copy to:

     PivX Solutions, Inc.                   Preston Gates & Ellis LLP
     24 Corporate Plaza, Suite 180          1900 Main Street, Suite 600
     Newport Beach, California 92660        Irvine, California  92614
     Attn: Robert N. Shively                Attn:  Daniel K. Donahue
     Fax: (949) 720-4604                    Fax:  (949) 253-0902

or to such other person or address as Parent will furnish to the other parties hereto in writing in accordance with this subsection.

         9.6 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

         9.7 GOVERNING LAW. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of California (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         9.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.9 HEADINGS. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

         9.10 ENTIRE AGREEMENT. This Agreement, the Company Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Company Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement, including, but not limited to, the letter of intent dated April 20, 2004. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; PROVIDED, HOWEVER, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

         9.11 REMEDIES AND INJUNCTIVE RELIEF. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 4 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Article 4 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

         9.12 DEFINITION OF MATERIAL ADVERSE EFFECT; KNOWLEDGE. "MATERIAL ADVERSE EFFECT" with respect to the Company means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the Company taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles. Whenever used herein, the phrase "to the Company's knowledge" or "to the knowledge of the Company" means to the actual knowledge of the Principal Shareholders.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



"PARENT"                                      THE "COMPANY"

PIVX SOLUTIONS, INC.                          THREAT FOCUS, INC.
a Nevada corporation                          a California corporation



By:  /S/ ROBERT N. SHIVELY                    By:  /S/ MARK REMINGTON
     --------------------------------              ---------------------
     Robert N. Shively, President and              Mark Remington,
     Chief Executive Officer                       Chief Executive Officer




"MERGER SUBSIDIARY"

THREAT FOCUS MERGER CORP..
a California corporation



By:  /S/ ROBERT N. SHIVELY
     ---------------------------------
      Robert N. Shively, President and
      Chief Executive Officer


"PRINCIPAL SHAREHOLDERS"
(as to Article 8 only)


         /S/ MARK REMINGTON
--------------------------------------
             Mark Remington


         /S/ KEVIN NELSON
--------------------------------------
             Kevin Nelson


         /S/ STEWART LEICESTER
--------------------------------------
             Stewart Leicester


                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER


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